Exhibit 10.1

FIFTH AMENDMENT TO LOAN AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is entered into as of March 22, 2022, between FIRST FOUNDATION INC., a Delaware corporation (“Borrower”), and NEXBANK  (with its participants, successors and assigns, “Lender”).

R E C I T A L S

A.Borrower and Lender are parties to that certain Loan Agreement dated as of February 8, 2017 (as heretofore amended and as it may be further amended, modified, supplemented, restated or amended and restated from time to time, the “Loan Agreement”). Unless otherwise indicated herein, all terms used with their initial letter capitalized are used herein with their meaning as defined in the Loan Agreement and all Section references are to Sections in the Loan Agreement.

B.On May 31, 2019, Borrower executed a Third Amended and Restated Promissory Note in the principal amount of $40,000,000 in favor of Lender, evidencing the Loan (the “A&R Note”).

C.Borrower and Lender have agreed to decrease the maximum amount of the Loan in an amount equal to $20,000,000, after which the maximum outstanding principal balance of the Loan as of the Effective Date (as hereinafter defined) shall be $20,000,000.

D.Borrower has requested that Lender amend the Loan Agreement as provided below.

E.Borrower has requested that Lender amend the A&R Note as provided in the Fourth Amended and Restated Promissory Note being delivered in connection herewith (the “Fourth Amended and Restated Note”).

F.Borrower and Lender desire to amend the Loan Documents, subject to the terms, conditions, and representations set forth herein, as requested by Borrower.

G.Borrower and Lender agree to the other terms and provisions provided below, subject to the terms, conditions, and representations set forth herein.

NOW, THEREFORE, in consideration of these premises and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree, as follows:

1.	Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth herein, the Loan Agreement is amended as follows:
(a)The following definitions in Section 2.1 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

“Note:  That certain Fourth Amended and Restated Revolving Promissory Note dated as of the Fifth Amendment Effective Date in the aggregate principal amount of $20,000,000, or such lesser amount of the Loans as may be outstanding hereunder, made payable to the order of Lender, to evidence the Loans.

Note Rate:  A rate per annum equal to the sum of (a) the Prime Rate plus (b) 50 basis points (0.50%).

Stated Maturity Date:  February 7, 2023, or such later date as shall be established pursuant to Section 4.6.

(b)Section 2.1 of the Loan Agreement is hereby amended to delete the defined terms “LIBOR” and “LIBOR Reset Period” in their entirety.

(c)Section 2.1 of the Loan Agreement is hereby amended to add the following definitions in the appropriate alphabetical order as follows:

“Prime Rate: For any day, the rate of interest per annum quoted in the “Money Rates” section of The Wall Street Journal from time to time and designated as the “Prime Rate.”  If such prime rate, as so quoted is split between two or more different interest rates, then the Prime Rate shall be the highest of such interest rates.  If such prime rate shall cease to be published or is published infrequently or sporadically, then the Prime Rate shall be the rate of interest per annum established from time to time by Lender and designated as its base or prime rate, which may not necessarily be the lowest interest rate charged by Lender and is set by Lender in its sole and reasonable discretion.

Fifth Amendment Effective Date:  March 22, 2022.”

(d)The first paragraph Section 4.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Lender agrees to make, from time to time during the Term of the Loan, revolving loans (the “Loans”) (sometimes referred to herein as “Revolving Credit Advances”) to Borrower, on the terms and provisions and subject to the conditions of this Agreement and the other Loan Documents.  The maximum aggregate principal amount of such Revolving Credit Advances shall not, at any time, exceed Twenty Million Dollars ($20,000,000) or such other amount to the extent Borrower elects to request Incremental Revolving Loan Commitments pursuant to Section 4.7 (the “Loan Amount”). Subject to the foregoing limitation, and the other terms and provisions of this Agreement, during the Term of the Loan Borrower may borrow and may repay loans hereunder, without any premium, penalty or other charges of any kind whatsoever, and may reborrow any or all of the Loan Amount as provided in Subsection 4.1(b) below.”

(e)Section 4.6 of the Loan Agreement is hereby amended to insert the following sentence at the end thereof:

“As of the Fifth Amendment Effective Date, no extensions of the Stated Maturity Date have been made pursuant to this Section 4.6.”

2.	Conditions Precedent. Notwithstanding any contrary provision, this Amendment shall be effective on the first Business Day upon which all of the following conditions precedent have been satisfied (the “Effective Date”):
(a)Lender shall have received counterparts of this Amendment executed by Borrower, Lender, and each other party set forth on the signature pages hereto, and the original executed Fourth Amended and Restated Note;
(b)Lender shall have received satisfactory evidence that Borrower has paid the fees and expenses of counsel described in Section 5;
(c)No Default or Event of Default shall have occurred and be continuing or shall result after giving effect to this Amendment;
(d)Lender shall have received such other instruments and documents incidental and appropriate to the transactions provided for herein as Lender or its counsel may reasonably request, and all such documents shall be in form and substance satisfactory to Lender (it being agreed that execution of this Amendment by Lender shall evidence that the foregoing conditions have been fulfilled).

3.	Reaffirmation of Loan Documents and Liens. Except as amended and modified hereby, any and all of the terms and provisions of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby in all respects ratified and confirmed by Borrower. Borrower hereby agrees that, except as expressly provided in this Amendment, the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of Borrower under the Loan Agreement and the other Loan Documents or the Liens securing the payment and performance thereof. Borrower further confirms that the liens and security interests in the Collateral created under the Loan Documents secure, among other indebtedness, Borrower’s obligations under the Loan Documents, and all modifications, amendments, renewals, extensions, and restatements thereof.
4.	Representations and Warranties. As a material inducement for Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender (with the knowledge and intent that Lender is relying upon the same in consenting to this Amendment) that as of the Effective Date, and after giving effect to the transactions contemplated by this Amendment: (a) all representations and warranties in the Loan Agreement and in all other Loan Documents are true and correct in all material respects, as though made on the date hereof, except to the extent that (i) any of them speak to a different specific date; or (ii) the facts or circumstances on which any of them were based have been changed by transactions or events not prohibited by the Loan Documents; (b) no Default or Event of Default exists under the Loan Documents or will exist after giving effect to this Amendment; (c) this Amendment has been duly authorized and approved by all necessary organizational action and requires the consent of no other Person, and is binding and enforceable against Borrower in accordance with its terms; and (d) the execution, delivery and performance of this Amendment in accordance with its terms, does not and will not, by the passage of time, the giving of notice, or otherwise: (i) require any governmental approval, other than such as have been obtained and are in full force and effect, or violate any applicable law relating to Borrower; (ii) conflict with, result in a breach of, or constitute a default under the Constituent Documents of Borrower thereof, or any indenture, agreement, or other instrument to which Borrower is a party or by which it or any of its properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by Borrower.
5.	Fees, Costs and Expenses. Borrower agrees to pay promptly the reasonable fees and expenses of counsel to Lender for services rendered in connection with the preparation, negotiation, reproduction, execution, and delivery of this Amendment and all related documents; and
6.	Miscellaneous.
(a)	This Amendment shall be deemed to constitute a Loan Document for all purposes and in all respects. Each reference in the Loan Agreement or Fourth Amended and Restated Note to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Loan Agreement or in any other Loan Document, or other agreements, documents or other instruments executed and delivered pursuant to the Loan Agreement to the “Loan Agreement”, shall mean and be a reference to the Loan Agreement as amended by this Amendment.
(b)	The Loan Documents shall remain unchanged and in full force and effect, except as provided in this Amendment and the Fourth Amended and Restated Note, and are hereby ratified and confirmed. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any rights of Lender under any Loan Document, nor constitute a waiver under any of the Loan Documents.
(c)	All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
(d)	This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original,

but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.
(e)	THIS AMENDMENT, THE LOAN AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
(f)	The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.
(g)	Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
(h)	This Amendment shall be construed in accordance with and governed by the laws of the State of Texas without regard to its principles of conflicts of laws.
(i)	The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment in multiple counterparts on the date stated on the signature pages hereto, but effective as of Effective Date.

BORROWER:

FIRST FOUNDATION INC.,

a Delaware corporation

By:/s/ Kevin Thompson
Name: Kevin Thompson
Title: Chief Financial Officer

LENDER:

NEXBANK

By:/s/ Rhett Miller
Name: Rhett Miller
Title: SVP & Chief Credit Officer

Signature Page to

Fifth Amendment to Loan Agreement